UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  September 13, 2005
(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 944-5600
(Registrant’s telephone number, including area code)

Department 56, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Lenox Group Inc. (formerly, Department 56, Inc.) filed on September 19, 2005, disclosing certain consolidation plans for its then newly acquired subsidiary, Lenox Inc.  This Amendment No. 1 amends the original 8-K filing solely to correct certain typographical errors and does not affect the accuracy of the information provided in the original 8-K filing.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On September 13, 2005, the Board of Directors of Lenox Group Inc. (formerly, Department 56, Inc.) approved certain consolidation plans for its newly acquired subsidiary, Lenox Inc. (“Lenox”), that had been developed by Lenox management prior to the acquisition.  Specifically, Lenox will:

1.                                       Cease fine china production at its Pomona, New Jersey plant, and move those operations to its Kinston, North Carolina plant, commencing November 14, 2005, and

2.                                       Close 31 of Lenox’s 61 retail stores over time, as leases expire.

The sterling flatware production at Pomona, as well as certain technical services, customer service and retail store management operations, will continue at Pomona.  Lenox Group Inc. expects to incur approximately $1.5 million in expense associated with the Pomona consolidation during the fourth quarter of 2005.  Lenox Group Inc. expects these activities to be largely completed by the end of 2005.

The combined actions are expected to result in the elimination of approximately 530 jobs: 290 at Pomona and 240 at the retail stores.  Affected employees, both full- and part-time, will be provided severance benefits, outplacement services and state assistance with employment transitioning.  The severance costs associated with these actions, estimated to be approximately $7.5 million, will not be reflected in Lenox Group Inc.’s results of operations, but will be recorded as a liability on the opening balance sheet of Lenox, Inc. pursuant to the recording of the acquisition by Lenox Group Inc.  Both the $1.5 million Pomona consolidation charge and the $7.5 million severance charge will result in future cash expenditures.

Lenox is taking these actions due to (i) declining fine ivory china dinnerware production at Pomona, resulting from changing consumer trends in dinnerware purchases, and (ii) a desire to focus only on the profitable Lenox retail stores.  Lenox Group Inc. issued a press release, which is incorporated herein by reference, on September 13, 2005, with respect to the foregoing.

Item 9.01  Financial Statements and Exhibits.

(c)          Exhibits

99

Press Release, dated September 13, 2005, entitled, “Lenox Intends to Consolidate its Fine China Production and Close 31 Retail Stores” (Incorporated herein by reference to Exhibit 99 of Registrant’s Current Report on Form 8-K filed on September 19, 2005).

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Date:  December 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
99

Press Release, dated September 13, 2005, entitled, “Lenox Intends to Consolidate its Fine China Production and Close 31 Retail Stores” (Incorporated herein by reference to Exhibit 99 of Registrant’s Current Report on Form 8-K filed on September 19, 2005).